SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 3, 2004




                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)



      Delaware                  000-31989                54-1987541
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(State or other jurisdiction   (Commission             (I.R.S. Employer
    of incorporation)            File No.)            Identification No.)



                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 221826
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (703) 761-3700
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





Item 5.  Other Events and Required FD Disclosure.
         ---------------------------------------

         On May 3, 2004, Convera Corporation (the "Company") announced that Mr. John Polchin was appointed the Company's new Chief Financial Officer. The press release relating to Mr. Polchin's appointment is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

99.1     Press Release of the Company dated May 3, 2004.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                               CONVERA CORPORATION



                               By:      /s/ Patrick C. Condo
                                        ____________________________
                                         Patrick C. Condo
                                        President and Chief Executive Officer



Date:  May 4, 2004

                                                                    Exhibit 99.1



Contact:          Anna Van Lier
                  Director, Corporate Communications
                  Convera
                  703.761.3700
                  avanlier@convera.com


Convera Announces New Chief Financial Officer


Vienna, Va., May 3, 2004 - Convera Corporation (NASDAQ: CNVR), a leading provider of search and categorization software for enterprises and government agencies, today announced that John R. Polchin has joined the company as Executive Vice President, Chief Financial Officer and Treasurer.

"While our search process for this key management role was extensive, we are pleased that our efforts have resulted in the retention of an experienced financial executive," said Patrick C. Condo, President and CEO, Convera. "John is well equipped to guide the financial management practice of Convera. His range of experience within diverse technology settings will serve us well as we continue to execute on our business objectives."

Polchin, 40, was most recently Vice President, Chief Financial Officer and Treasurer of InteliData Technologies Corporation, a publicly traded provider of online banking software solutions. He previously held Chief Financial Officer positions at Orblynx, Incorporated, a global Internet infrastructure company, and e.spire Communications, a publicly traded CLEC. Polchin's background also includes the positions of Vice President of Finance, Corporate Controller and Treasurer for other technology and service companies. In addition to his duties as Chief Financial Officer, Polchin will also oversee the company's human resource and corporate administrative functions.

"I am extremely pleased to be joining Convera during such an exciting time in the search software market," said John Polchin, Executive Vice President, CFO and Treasurer, Convera. "I look forward to building on the company's growth over the past year while aggressively seeking additional improvements in our operating performance to enhance shareholder value."




About Convera

Convera is a leading provider of mission-critical enterprise search and categorization solutions. Convera's RetrievalWare solutions maximize return on investment in vast stores of unstructured information by providing highly scalable, fast, accurate and secure search across more than 200 forms of text, video, image and audio information, in more than 45 languages. More than 900 customers in 33 countries rely on Convera's search solutions to power a broad range of mission-critical applications including enterprise portals, knowledge management, intelligence gathering, profiling, corporate policy compliance, regulatory compliance, customer service and more. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com

                                       ###


This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.